UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30, WBD130A	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33, WBD133A	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2025, as amended on June 17, 2025, Warner Bros. Discovery, Inc. (“we,” “us,” “our” or the “Company”) and our wholly-owned subsidiary, Discovery Communications, LLC, entered into an employment agreement with David Zaslav, our Chief Executive Officer, on June 12, 2025 (the “A&R Zaslav Agreement”), pursuant to which Mr. Zaslav was granted a special award of stock options under the Amended & Restated Warner Bros. Discovery, Inc. Stock Incentive Plan (the “Plan”) concurrently with the execution of the A&R Zaslav Agreement (the “Signing Stock Options”), each with an exercise price of $10.16.

The A&R Zaslav Agreement also provided that, on January 2, 2026, Mr. Zaslav would receive an additional grant of 3,052,734 stock options under the Plan with the same terms and conditions applicable to the Signing Stock Options, but with an exercise price equal to the closing price of the Company’s Series A common stock (“common stock”) on January 2, 2026 (the “Follow-On Options”). The closing price of the Company’s common stock on January 2, 2026 was $28.51. The Follow-On Options were granted pursuant to the A&R Zaslav Agreement on January 2, 2026, with the terms and conditions of such options set forth in an option grant agreement entered into with Mr. Zaslav on January 2, 2026 (the “Follow-On Option Agreement”).

The A&R Zaslav Agreement further provided that if the exercise price of the Follow-On Options exceeded that of the Signing Stock Options, the parties would discuss how to make up for the lost economic value attributable to the higher exercise price.

After consideration of the potential methodologies for making up the lost economic value, including certain approaches expressly set forth in the A&R Zaslav Agreement, the Compensation Committee of the Board of Directors of the Company determined that granting restricted stock units with a grant date value equal to the aggregate differential, as contemplated in the A&R Zaslav Agreement, was the most appropriate method to address the impact of the higher stock price on the economic value of the Follow-On Options, while continuing to align Mr. Zaslav’s compensation incentives with the interests of shareholders. Accordingly, on January 5, 2026, Mr. Zaslav was granted restricted stock units in respect of 1,963,465 shares of our common stock (the “Make-Whole RSUs”). The vesting terms and conditions of the Make-Whole RSUs are the same as those that remain applicable to the Signing Stock Options and are set forth in the RSU grant agreement entered into with Mr. Zaslav on January 5, 2026 (the “Make-Whole Grant Agreement”).

The summary provided above of certain provisions of the A&R Zaslav Agreement, the Follow-On Option Agreement and the Make-Whole Grant Agreement does not purport to be complete, and is qualified in its entirety by the actual text of the A&R Zaslav Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 16, 2025, and each of the Follow-On Option Agreement and the Make-Whole Grant Agreement, which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of David Zaslav Non-Qualified Stock Option Grant Agreement (incorporated by reference to Exhibit (e)(69) to WBD’s Schedule 14D-9/A filed on January 7, 2026)
10.2	Form of David Zaslav RSU Grant Agreement (incorporated by reference to Exhibit (e)(70) to WBD’s Schedule 14D-9/A filed on January 7, 2026)
101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2026	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Tara L. Smith
	Name:	Tara L. Smith
	Title:	Executive Vice President and Corporate Secretary